Exhibit 10.6

                    THE MERCER GROUP, INC. SERVICE AGREEMENT

          THIS AGREEMENT is made this 1st day of September, 2002, between THE MERCER GROUP, INC., a Nevada corporation ("TMGI") and COMMERCE DEVELOPMENT CORPORATION, LTD., a Maryland corporation (the "Company").

         WHEREAS, TMGI declares it is engaged in an independent business, and has complied with all federal, state and local laws regarding business permits, insurances and licenses of any kind that may be required to carry out said business and the tasks to be performed under this Agreement; and

         WHEREAS, TMGI also declares that it has and does provide similar product or services to other companies in addition to contract services provided to the Company.

         WHEREAS, the Company operates a legitimate business and desires to arrange for the services of TMGI as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing representations and the following terms and conditions, the parties agree as follows:

1.       Services to be Performed.  The Company engages TMGI to perform the
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following services:

(a) Provide financial strategy for merger/spin-off and other related activities.

(b) Provide business development consulting for private companies seeking additional capital and pre-IPO strategic business planning.

(c)      Provide consulting for management on running a public company.

2.       Terms of Payment.  The Company  shall pay TMGI for the above  described
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services by the issuance of  3,160,000  common  shares of the  Company,  with registration rights, valued at $0.006 per share, the receipt and sufficiency of which is hereby acknowledged by TMGI.

3. Expense Reimbursement. The Company shall reimburse TMGI and make payment for requested or necessary pre-approved travel and expenses from TMGI's office. Any such charges or requests for reimbursement for these agreed charges shall be invoiced and may be paid separately by TMGI or by two-party check, either to TMGI or to the independent supplier for which reimbursement is sought.

4.       Control.  TMGI retains the sole and exclusive  right to control or
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direct the manner or means by which the work  described  herein is to be performed. The Company retains only the right to control the end product or quality of service delivered to insure its conformity with the Company specifications and the provisions herein.

5. Payroll or Employment Taxes. No payroll, income withholding or employment taxes of any kind shall be withheld or paid by the Company with respect to payments to TMGI. The taxes that are the subject of this paragraph include but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. TMGI represents and covenants that it has and will file and pay all such payroll, self employment, employment, worker's compensation, withholding and other taxes and reports as the same might be legally due and payable to all applicable state and federal authorities. TMGI will not be treated as an employee for state or federal tax purposes. TMGI hereby indemnifies and holds harmless the Company from any and all duty or obligation whatsoever relating to the payment or filing for any and all such taxes, penalties and interest.

6. Worker's Compensation. No workers compensation insurance has been or will be obtained by the Company on account of TMGI or TMGI's employees. TMGI shall register and comply with all applicable worker's compensation laws in all applicable states and TMGI releases and indemnifies the Company from all liability as to working conditions and the safety or possible injury of TMGI and its employees.

7.       Termination.  This Agreement covers and relates to services to be
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provided through September 30, 2002.

8. Attorney's Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

9.       Benefit.  All the terms and provisions of this Agreement  shall be
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binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns.

10. Notice. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to the President of the Company at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108, telephone
(619) 209-6035, fax (619) 209-6078, and e-mail info@tmgef.com; and if to TMGI, addressed to Mr. Andrew E. Mercer at 8316 Clairemont Mesa Boulevard, Suite 106, San Diego, California 92111, telephone (858) 751-2777, fax (858) 751-2781, and
e-mail PANA4@aol.com; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

11. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

12. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

13.      Cumulative  Rights. The rights and remedies of any party under this
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Agreement and the instruments  executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

14.      Headings.  The headings used in this Agreement are for convenience and
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reference only and in no way define,  limit,  simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

15.      Multiple  Counterparts.  This  Agreement  may be executed in one or
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more  counterparts,  each of which shall be deemed an  original,  but all of which together shall constitute one and the same instrument.

16.      Law Governing.  This Agreement shall be construed and governed by the
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laws of the State of California,  and all obligations  hereunder shall be deemed performable in San Diego County, California.

17.      Entire  Agreement.  This  instrument contains the entire  understanding
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of the parties with respect to the subject  matter  hereof,  and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                                        COMMERCE DEVELOPMENT CORPORATION, LTD.



                                        By  /s/ Hector Medina
                                        ---------------------
                                        Hector Medina, Chief Financial Officer

                                        THE MERCER GROUP, INC.



                                         By  /s/ Andrew E. Mercer
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                                         Andrew E. Mercer, President